Exhibit 99.1

MedMen Announces Sale of Florida Assets, New Trademark Licensing Agreement

02/28/2022

— MedMen to receive $83 million in cash for Florida assets, including medical cannabis license, inventory and operations

— MedMen to launch its global trademark licensing program beginning in Florida

LOS ANGELES—(BUSINESS WIRE)— MedMen Enterprises Inc. (“MedMen” or the “Company”) (CSE: MMEN) (OTCQX: MMNFF), a premier cannabis retailer with operations across the United States, today announced plans to sell its Florida assets to Florida-based private company Green Sentry Holdings LLC for $83 million. The cash deal includes the sale of substantially all of MedMen’s Florida-based assets, including its license, dispensaries, inventory and cultivation operations. Additionally, the Company agreed to license its trademarks in the state for a two-year period, subject to termination rights, for a quarterly revenue-based fee. The transaction is subject to customary closing conditions, including applicable regulatory approvals. The deal is expected to close in late April or early May 2022, pending the receipt of all required contractual consents and governmental approvals including the requisite change of ownership approval from the Florida Office of Medical Marijuana Use (the “OMMU”).

“As MedMen continues to transform its business model and position itself for future growth, our go-forward strategy is going to include an asset-light model that enables us to leverage the power and strength of the MedMen brand,” said Michael Serruya, MedMen’s Chairman and Interim CEO. “We feel confident this model will deliver strong financial results and opportunities for growth across many states and will continue to identify trademark licensing opportunities that will introduce the MedMen brand and retail experience to other markets across the United States and internationally.”

Hyperion Capital Inc. provided a fairness opinion to the special committee of the board of directors of MedMen. Additional terms were not disclosed.

For more information about MedMen or to find a dispensary near you, visit https://www.medmen.com/stores.

ABOUT MEDMEN:

MedMen is a premier American cannabis retailer with an operational footprint in California, Nevada, Illinois, Arizona, Massachusetts, and Florida. MedMen offers a robust selection of high-quality products, including MedMen-owned brands MedMen Red and LuxLyte through its premium retail stores, proprietary delivery service, as well as curbside and in-store pickup. MedMen Buds, an industry-first loyalty program, provides exclusive access to promotions, product drops and content. MedMen believes that a world where cannabis is legal and regulated is safer, healthier, and happier. Learn more about MedMen at www.medmen.com.

Cautionary Note Regarding Forward-Looking Information and Statements:

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of federal securities laws, including the Private Securities Litigation Reform Act of 1995 and forward - looking information withing the meaning of Canadian securities laws (each referred to as “forward-looking statements”). Forward-looking statements are predictions based on expectations and projections about future events and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as “plan,” “continue,” “expect,” “anticipate,” “intend,” “predict,” “believe,” “project,” “estimate,” “likely,” “believe,” “might,” “seek,” “may,” “will,” “remain,” “potential,” “can,” “should,” “could,” “future”, “to receive”, “to launch”, “is positioned” and similar expressions, or the negative of those expressions, or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of MedMen’s strategic initiatives, including its future performance and results of operations.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of MedMen, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Forward-looking statements include statements regarding intentions, beliefs, projections, outlook, analyses, or current expectations for the MedMen business. Certain material factors, estimates, goals, projections, or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication. Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to MedMen, as applicable, or that MedMen, deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. The forward-looking statements included in this communication are made as of the date of this communication and MedMen does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

A variety of factors, including known and unknown risks, many of which are beyond the control of MedMen, could cause actual results to differ materially from the forward-looking statements in this press release and other reports filed with, or furnished to, the SEC and other regulatory agencies by MedMen and made by the directors, officers, other employees, and other persons authorized to speak on behalf of MedMen. Such factors include, without limitation, estimates and assumptions about the transaction being completed on current terms and current contemplated timelines; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; the inability of either party to consummate the transaction due to the failure to satisfy conditions and covenants; the inability to obtain required regulatory approvals and third-party consents; risks related to the disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction and the effect of the announcement of the proposed transaction on the Company’s relationships with its customers, suppliers and business generally; the inability of management to successfully execute on, and achieve the anticipated results of, MedMen’s strategic business plans; changes in applicable laws generally and adverse future legislative and regulatory developments involving medical and recreational marijuana; the risks of operating in the marijuana industry in the United States, and those other risk factors discussed in MedMen’s Annual Report on Form 10-K and other continuous disclosure filings, all available under MedMen’s profile on www.sedar.com and at www.sec.gov

MedMen Media Contact:
Lisa Weser
MedMen@Trailblaze.co

MedMen Investor Relations Contact:
Investors@MedMen.com